UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2015, Grandparents.com, Inc. (the “Company”) executed three Demand Promissory Notes (the “Notes”) in the aggregate amount of $125,000. One Note was issued in favor of Steven Leber, the Company’s Chairman and Chief Executive Officer, one Note in favor of Lee Lazarus, the Company’s Chief Operating Officer and a member of the Company’s Board of Directors, and one Note in favor of Mel Harris, a member of the Company’s Board of Directors and an advisor to the Company. The Leber and Lazarus Notes have an original principal amount of $50,000, bear interest at a rate of ten percent (10%) per annum, are unsecured, and are payable upon demand. The Harris Note has an original principal amount of $25,000, bears interest at a rate of ten percent (10%) per annum, is unsecured, and is payable upon demand. The issuance of the Notes was unanimously approved by the Company’s Board of Directors on February 5, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 above are incorporated into this item by reference.

The foregoing description of the Notes do not purport to be complete and are qualified in their entirety by reference to the form of Notes to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2015	GRANDPARENTS.COM, INC.

	By:	/s/ Matthew Schwartz
Matthew Schwartz
Chief Compliance Officer